RESOLUTION TO ADOPT AMENDMENT TO THE
FEDERAL HOME LOAN BANK OF PITTSBURGH DEFINED CONTRIBUTION PLAN
As Restated Effective July 1, 2020

WHEREAS effective July 1, 2020 the Federal Home Loan Bank of Pittsburgh (“Employer”) adopted a new plan document for the Federal Home Loan Bank of Pittsburgh Defined Contribution Plan (“the Plan”);

WHEREAS the Plan document in effect prior to July 1, 2020 excluded overtime compensation from the definition of “Plan Salary,” which is used to determine the amount of Employer and employee contributions to the Plan; and

WHEREAS when the Plan was converted from the prior Plan document to the new Plan document the scrivener failed to mark item (g) in Section 5, Paragraph 5-3 of the Plan document to exclude overtime payments from the definition of Plan Compensation; and

WHEREAS the Plan sponsor intended to continue to exclude overtime compensation from the definition of Plan Compensation; and

WHEREAS the Plan sponsor has continued to administer the Plan to exclude overtime compensation from Plan Compensation; and

WHEREAS Rev. Proc. 2019-19, Section 4.05 authorizes retroactive amendments to a plan document to conform the terms of the plan to the plan’s prior operations with approval of the Internal Revenue Service pursuant to the Voluntary Compliance Program (“VCP”) of the Employee Plans Compliance Resolution System (“EPCRS”); and

WHEREAS the Employer has submitted a VCP application to the IRS to retroactively amend the Plan to exclude overtime compensation from Plan Compensation, effective July 1, 2020; and

WHEREAS the IRS has approved that application through issuance of a Compliance Statement dated November 23, 2021 (and received December 9, 2021); and

WHEREAS Section 14.01(b)(1) of the Basic Plan document authorizes amendment of the Plan by the Employer to change any optional selections under the Adoption Agreement and authorizes such amendments to be adopted by a properly executed board resolution.

NOW THEREFORE BE IT RESOLVED that, effective July 1, 2020, Employer herby amends the Federal Home Loan Bank of Pittsburgh Defined Contribution Plan by placing a “check” mark in all three columns of Item (g) of Section 5, Paragraph 5-3 of the Plan document Adoption Agreement, and hereby directs its officers and employees to take all necessary and appropriate actions to effectuate adoption of this Amendment retroactive to said date.

IN WITNESS HEREOF, Employer has caused this Resolution to be executed by its duly authorized officer this 16th day of December, 2021.

FEDERAL HOME LOAN BANK OF PITTSBURGH

By: _/s/ Carolyn McKinney______________

Name: _Carolyn McKinney_______________

Title: _Chief Human Resources Officer______